Exhibit 21




HomeFed Corporation
List of Subsidiaries


Name                                         State of Incorporation/Organization
----                                         -----------------------------------

Bird Ranch Development Company, LLC                       Delaware

CDS Devco                                                 California

CDS Holding Corporation                                   Delaware

Flat Rock Land Company, LLC                               Delaware

HomeFed Communities, Inc.                                 California

HomeFed Communities LLC                                   Delaware

HomeFed Realty, Inc.                                      California

HomeFed Resources, Inc.                                   California

Paradise Glen Development Company, LLC                    Delaware

Paradise Valley LLC                                       Delaware

Paradise Valley Communities No.1                          California

Otay Land Company, LLC                                    Delaware

Otay Valley Development Company, LLC                      Delaware

Northfork Communities                                     California

Rampage Vineyard, LLC                                     Delaware

SEH F1, LLC                                               Delaware

SEH R, LLC                                                California

San Elijo Hills Construction Company                      California

San Elijo Hills Development Company, LLC                  Delaware

San Elijo Hills Town Center, LLC                          Delaware

San Elijo Ranch, Inc.                                     California